UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2005

NVIDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23985	94-3177549

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2701 San Tomas Expressway, Santa Clara, CA	95050

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On May 10, 2005, the Compensation Committee of the Board of Directors of NVIDIA Corporation (the "Company") approved the Fiscal Year 2006 Variable Compensation Plan (the "2006 Plan") which is designed to increase the cash compensation of the Company’s chief executive officer and senior officers if certain pre-set corporate and individual targets are achieved during the year.

Under the 2006 Plan, variable cash compensation will be paid to the Company’s senior officers if the Company achieves pre-set Company targets and individuals achieve their individual goals which were determined by the Compensation Committee for the chief executive officer and by the executive officers for senior management during the Company’s first quarter.  Fifty percent (50%) of a participant's potential variable cash compensation will be allocated to the achievement of corporate objectives and fifty percent (50%) will be allocated to the achievement of individual objectives. The Company performance criteria for each participant will be based on the Company's net income or gross margin objectives as set by the Compensation Committee based on recommendations by the chief executive officer and executive officers, or on other Company performance goals to be determined by the Compensation Committee. The individual performance criteria for each participant will be based on the evaluation of performance objectives or on other criteria to be determined by the Compensation Committee in the case of the chief executive officer and by executive officers for senior management. The achievement of individual targets is determined by the Compensation Committee in the case of the chief executive officer and by the executive officers in the case of senior management. Variable compensation resulting from achievement of the corporate targets is determined by the Compensation Committee.

The Company's Board of Directors and the Compensation Committee reserve the right to modify these goals and criteria at any time or to grant additional variable cash compensation to the executive officers and other senior managers even if the performance goals are not met.

The 2006 Plan is filed with this report as Exhibit 10.1. The foregoing descriptions are subject to, and qualified in their entirety by, the 2006 Plan.

SECTION 9 - Financial Statements and Exhibits

Item 9.01 Exhibits.

	(c)	Exhibits
Exhibit		Description
10.1		Fiscal Year 2006 Variable Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVIDIA Corporation

By: /s/ Marvin D. Burkett
Marvin D. Burkett
Date: May 13, 2005	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Fiscal Year 2006 Variable Compensation Plan.